SLM Student Loan Trust 2002-6
Quarterly Servicing Report
Report Date: 11/30/2004 Reporting Period: 9/1/04-11/30/04

I. Deal Parameters

	Student Loan Portfolio Characteristics		8/31/2004	Activity	11/30/2004
A	i	Portfolio Balance	$1,265,138,133.02	($129,512,121.55)	$1,135,626,011.47
	ii	Interest to be Capitalized	38,320,336.39		27,772,751.70

	iii	Total Pool	$1,303,458,469.41		$1,163,398,763.17

	iv	Specified Reserve Account Balance	3,258,646.17		2,908,496.91

	v	Total Adjusted Pool	$1,306,717,115.58		$1,166,307,260.08

B	i	Weighted Average Coupon (WAC)	3.075%		3.139%
	ii	Weighted Average Remaining Term	122.84		122.05
	iii	Number of Loans	338,664		312,982
	iv	Number of Borrowers	189,861		177,031
	v	Aggregate Outstanding Principal Balance - T-Bill	$100,978,097.20		$93,081,405.61
	vi	Aggregate Outstanding Principal Balance - Comm. Paper	$1,202,480,372.21		$1,070,317,357.56

						% of		% of
	Notes			Spread	Balance 9/15/04	O/S Securities*	Balance 12/15/04	O/S Securities*
C	i	A-1L Notes	78442GEF9	0.000%	$—	0.000%	$—	0.000%
	ii	A-2L Notes	78442GEG7	0.020%	98,767,115.58	7.558%	—	0.000%
	iii	A-3L Notes	78442GEH5	0.090%	352,250,000.00	26.957%	310,607,260.08	26.632%
	iv	A-4L Notes	78442GEJ1	0.180%	595,000,000.00	45.534%	595,000,000.00	51.016%
	v	A-4CP Notes	78442GEK8	0.300%	200,000,000.00	15.306%	200,000,000.00	17.148%
	vi	B Notes	78442GEL6	0.460%	60,700,000.00	4.645%	60,700,000.00	5.204%

	vii	Total Notes			$1,306,717,115.58	100.000%	$1,166,307,260.08	100.000%

	Reserve Account		9/15/2004	12/15/2004
D	i	Required Reserve Acct Deposit (%)	0.25%	0.25%
	ii	Reserve Acct Initial Deposit ($)
	iii	Specified Reserve Acct Balance ($)	$3,258,646.17	$2,908,496.91
	iv	Reserve Account Floor Balance ($)	$2,003,707.00	$2,003,707.00
	v	Current Reserve Acct Balance ($)	$3,258,646.17	$2,908,496.91

	Other Accounts		9/15/2004	12/15/2004
E	i	Current Capitalized Interest Account Balance ($)	$—	$—

*	Percentages may not total 100% due to rounding.

II. 2002-6 Transactions from: 8/31/2004 through: 11/30/2004

A	Student Loan Principal Activity
	i	Regular Principal Collections	$133,912,211.88
	ii	Principal Collections from Guarantor	6,918,487.13
	iii	Principal Reimbursements	134,598.36
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$140,965,297.37

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$119,751.89
	ii	Capitalized Interest	(11,572,927.71)

	iii	Total Non-Cash Principal Activity	$(11,453,175.82)

C	Total Student Loan Principal Activity		$129,512,121.55

D	Student Loan Interest Activity
	i	Regular Interest Collections	$5,722,385.24
	ii	Interest Claims Received from Guarantors	166,712.55
	iii	Collection Fees/Returned Items	39,492.84
	iv	Late Fee Reimbursements	147,984.99
	v	Interest Reimbursements	85,909.26
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	2,067,439.45
	viii	Subsidy Payments	2,525,730.82

	ix	Total Interest Collections	$10,755,655.15

E	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$3,265.20
	ii	Capitalized Interest	11,572,927.71

	iii	Total Non-Cash Interest Adjustments	$11,576,192.91

F	Total Student Loan Interest Activity		$22,331,848.06

G.	Non-Reimbursable Losses During Collection Period		$114,079.89

H.	Cumulative Non-Reimbursable Losses to Date		$503,104.80

III. 2002-6 Collection Account Activity 8/31/2004 through 11/30/2004

A	Principal Collections
	i	Principal Payments Received	$17,490,741.36
	ii	Consolidation Principal Payments	123,339,957.65
	iii	Reimbursements by Seller	(1,209.06)
	iv	Borrower Benefits Reimbursed	92,328.75
	v	Reimbursements by Servicer	2,322.20
	vi	Re-purchased Principal	41,156.47

	vii	Total Principal Collections	$140,965,297.37

B	Interest Collections
	i	Interest Payments Received	$6,924,941.18
	ii	Consolidation Interest Payments	3,557,326.88
	iii	Reimbursements by Seller	67.40
	iv	Borrower Benefits Reimbursed	69,483.47
	v	Reimbursements by Servicer	14,599.18
	vi	Re-purchased Interest	1,759.21
	vii	Collection Fees/Returned Items	39,492.84
	viii	Late Fees	147,984.99

	ix	Total Interest Collections	$10,755,655.15

C	Other Reimbursements		$34,201.85

D	Trust Account Investment Income ( VI-D & E )		$302,453.52

E	Funds Released from Capitalized Interest Account		$—

F	Return funds borrowed for previous distribution		$—

	TOTAL FUNDS RECEIVED		$152,057,607.89

	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(1,878,166.59)

G	TOTAL FUNDS TRANSFERRED TO COLLECTION ACCOUNT		$150,179,441.30

H	Servicing Fees Due for Current Period		$904,930.21

I	Carryover Servicing Fees Due		$—

J	Administration Fees Due		$20,000.00

K	Total Fees Due for Period		$924,930.21

IV. 2002-6 Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		%*		Principal Amount		%*
STATUS	8/31/2004	11/30/2004	8/31/2004	11/30/2004	8/31/2004	11/30/2004	8/31/2004	11/30/2004	8/31/2004	11/30/2004
INTERIM:
In School
Current	2.770%	2.770%	95,211	85,733	28.114%	27.392%	$375,186,697.71	$338,433,556.41	29.656%	29.801%

Grace
Current	2.770%	2.770%	49,689	19,161	14.672%	6.122%	$245,775,538.71	$78,469,147.48	19.427%	6.910%

TOTAL INTERIM	2.770%	2.770%	144,900	104,894	42.786%	33.514%	$620,962,236.42	$416,902,703.89	49.083%	36.711%
REPAYMENT
Active
Current	3.561%	3.502%	89,023	103,086	26.287%	32.937%	$272,758,513.96	$348,050,740.74	21.560%	30.648%
31-60 Days Delinquent	3.470%	3.507%	11,885	9,936	3.509%	3.175%	38,041,746.10	30,580,057.52	3.007%	2.693%
61-90 Days Delinquent	3.520%	3.529%	5,873	5,971	1.734%	1.908%	18,475,585.40	18,598,664.57	1.460%	1.638%
91-120 Days Delinquent	3.519%	3.524%	3,927	3,745	1.160%	1.197%	12,148,473.60	11,437,052.23	0.960%	1.007%
> 120 Days Delinquent	3.483%	3.487%	13,870	14,127	4.096%	4.514%	40,274,149.86	42,079,854.29	3.183%	3.705%

Deferment
Current	2.818%	2.812%	34,707	37,602	10.248%	12.014%	137,691,304.14	145,769,737.45	10.883%	12.836%

Forbearance
Current	3.446%	3.449%	32,800	30,981	9.685%	9.899%	120,137,066.28	114,845,064.56	9.496%	10.113%

TOTAL REPAYMENT	3.367%	3.352%	192,085	205,448	56.718%	65.642%	$639,526,839.34	$711,361,171.36	50.550%	62.640%
Claims in Process (1)	3.529%	3.456%	1,657	2,633	0.489%	0.841%	$4,620,747.44	$7,349,871.45	0.365%	0.647%
Aged Claims Rejected (2)	3.546%	3.432%	22	7	0.006%	0.002%	$28,309.82	$12,264.77	0.002%	0.001%
GRAND TOTAL	3.075%	3.139%	338,664	312,982	100.000%	100.000%	$1,265,138,133.02	$1,135,626,011.47	100.000%	100.000%

(1)	Claims filed and unpaid; includes claims rejected aged less than 6 months.
(2)	Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase.

* Percentages may not total 100% due to rounding.

V. 2002-6 Portfolio Characteristics by School and Program

LOAN TYPE	WAC	# Loans	$ Amount	%

- GSL – Subsidized	3.132%	177,322	$542,523,340.19	47.773%
- GSL – Unsubsidized	3.050%	127,475	554,122,125.93	48.794%
- PLUS Loans	4.329%	8,183	38,975,208.25	3.432%
- SLS Loans	5.260%	2	5,337.10	0.000%

- Total	3.139%	312,982	$1,135,626,011.47	100.000%

SCHOOL TYPE	WAC	# Loans	$ Amount	%

-Four Year	3.113%	252,092	$988,886,563.74	87.079%
-Two Year	3.264%	47,255	112,024,570.63	9.865%
-Technical	3.479%	13,592	34,635,570.70	3.050%
-Other	5.257%	43	79,306.40	0.007%

- Total	3.139%	312,982	$1,135,626,011.47	100.000%

*Percentages may not total 100% due to rounding.

VI. 2002-6 Student Loan Rate Calculation

A	Borrower Interest Accrued During Collection Period	$7,002,801.29
B	Interest Subsidy Payments Accrued During Collection Period	2,292,931.64
C	SAP Payments Accrued During Collection Period	2,875,723.21
D	INV Earnings Accrued for Collection Period (RESERVE, COLLECTION)	302,453.52
E	INV Earnings Accrued for Collection Period (CAP INT ACTS)	0.00
F	Investment Earnings (ADMINISTRATOR ACCOUNTS)	0.00

G	Net Expected Interest Collections	$12,473,909.66

VII. 2002-6 Accrued Interest Factors

		Accrued
		Int Factor	Accrual Period	Rate
A	Class A-1L Interest Rate	0.000000000	—	0.00000%

B	Class A-2L Interest Rate	0.004802778	(9/15/04—12/15/04)	1.90000%

C	Class A-3L Interest Rate	0.004979722	(9/15/04—12/15/04)	1.97000%

D	Class A-4L Interest Rate	0.005207222	(9/15/04—12/15/04)	2.06000%

E	Class A-4CP Interest Rate	0.005341973	(9/15/04—12/15/04)	2.14853%

F	Class B Interest Rate	0.005915000	(9/15/04—12/15/04)	2.34000%

VIII. 2002-6 Inputs From Original Data 8/31/04

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$1,265,138,133.02
	ii	Interest To Be Capitalized	38,320,336.39

	iii	Total Pool	$1,303,458,469.41
	iv	Specified Reserve Account Balance	3,258,646.17

	v	Total Adjusted Pool	$1,306,717,115.58

B	Total Note and Certificate Factor		0.64570693066
C	Total Note Balance		$1,306,717,115.58

D	Note Balance 9/15/2004		Class A-1L	Class A-2L	Class A-3L	Class A-4L	Class A-4CP	Class B

	i	Current Factor	0.0000000000	0.1854781513	1.0000000000	1.0000000000	1.0000000000	1.0000000000
	ii	Expected Note Balance	$0.00	$98,767,115.58	$352,250,000.00	$595,000,000.00	$200,000,000.00	$60,700,000.00
E	Note Principal Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
F	Interest Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
G	Interest Carryover		$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

H	Reserve Account Balance		$3,258,646.17
I	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
J	Unpaid Administration fees from Prior Quarter(s)		$0.00
K	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00
L	Interest Due on Unpaid Carryover Servicing Fees		$0.00

IX. 2002-6 Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds ( Section III-G )		$150,179,441.30	$150,179,441.30

B	Primary Servicing Fees-Current Month		$904,930.21	$149,274,511.09

C	Administration Fee		$20,000.00	$149,254,511.09

D	Noteholder’s Interest Distribution Amount
	i	Class A-1L	$0.00	$149,254,511.09
	ii	Class A-2L	$474,356.51	$148,780,154.58
	iii	Class A-3L	$1,754,107.15	$147,026,047.43
	iv	Class A-4L	$3,098,297.22	$143,927,750.21
	v	Class A-4CP	$1,068,394.70	$142,859,355.51
	vi	Class B	$359,040.50	$142,500,315.01

	vii	Total Noteholder’s Interest Distribution	$6,754,196.08

E	Noteholder’s Principal Distribution Amount Paid
	i	Class A-1L	$0.00	$142,500,315.01
	ii	Class A-2L	$98,767,115.58	$43,733,199.43
	iii	Class A-3L	$41,642,739.92	$2,090,459.51
	iv	Class A-4L	$0.00	$2,090,459.51
	v	Class A-4CP	$0.00	$2,090,459.51
	vi	Class B	$0.00	$2,090,459.51

	vii	Total Noteholder’s Principal Distribution	$140,409,855.50

F	Increase to the Specified Reserve Account Balance		$0.00	$2,090,459.51

G	Carryover Servicing Fees		$0.00	$2,090,459.51

H	Noteholder’s Interest Carryover
	i	Class A-1L	$0.00	$2,090,459.51
	ii	Class A-2L	$0.00	$2,090,459.51
	iii	Class A-3L	$0.00	$2,090,459.51
	iv	Class A-4L	$0.00	$2,090,459.51
	v	Class A-4CP	$0.00	$2,090,459.51
	vi	Class B	$0.00	$2,090,459.51

	vii	Total Noteholder’s Interest Carryover	$0.00

I	Excess to Reserve Account		$2,090,459.51	$0.00

X. 2002-6 Distributions

A	Distribution Amounts				Class A-1L	Class A-2L	Class A-3L	Class A-4L	Class A-4CP	Class B
	i	Quarterly Interest Due			$0.00	$474,356.51	$1,754,107.15	$3,098,297.22	$1,068,394.70	$359,040.50
	ii	Quarterly Interest Paid			0.00	474,356.51	$1,754,107.15	$3,098,297.22	$1,068,394.70	359,040.50

	iii	Interest Shortfall			$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	iv	Interest Carryover Due			$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	v	Interest Carryover Paid			0.00	0.00	0.00	0.00	0.00	0.00

	vi	Interest Carryover			$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	vii	Quarterly Principal Due			$0.00	$98,767,115.58	$41,642,739.92	$0.00	$0.00	$0.00
	viii	Quarterly Principal Paid			0.00	98,767,115.58	41,642,739.92	0.00	0.00	0.00

	ix	Quarterly Principal Shortfall			$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	x	Total Distribution Amount			$0.00	$99,241,472.09	$43,396,847.07	$3,098,297.22	$1,068,394.70	$359,040.50

B	Principal Distribution Reconciliation
	i	Notes Outstanding Principal Balance 8/31/04			$1,306,717,115.58
	ii	Adjusted Pool Balance 11/30/04			1,166,307,260.08

	iii	Adjusted Pool Exceeding Notes Balance (i-ii)			$140,409,855.50

	iv	Adjusted Pool Balance 8/31/04			$1,306,717,115.58
	v	Adjusted Pool Balance 11/30/04			1,166,307,260.08

	vi	Current Principal Due (iv-v)			$140,409,855.50
	vii	Principal Shortfall from Previous Collection Period			—

	viii	Principal Distribution Amount (vi + vii)			$140,409,855.50

	ix	Principal Distribution Amount Paid			$140,409,855.50

	x	Principal Shortfall (viii - ix)			$0.00

C		Total Principal Distribution			$140,409,855.50
D		Total Interest Distribution			6,754,196.08

E		Total Cash Distributions			$147,164,051.58

F	Note Balances			9/15/2004	12/15/2004
	i	A-1 Note Balance	78442GEF9	$—	$—
		A-1 Note Pool Factor		0.0000000	0.0000000

	ii	A-2 Note Balance	78442GEG7	$98,767,115.58	$—
		A-2 Note Pool Factor		0.1854782	0.0000000

	iii	A-3 Note Balance	78442GEH5	$352,250,000.00	$310,607,260.08
		A-3 Note Pool Factor		1.0000000	0.8817807

	iv	A-4 Note Balance	78442GEJ1	$595,000,000.00	$595,000,000.00
		A-4 Note Pool Factor		1.0000000	1.0000000

	v	A-4CP Note Balance	78442GEK8	200,000,000.00	200,000,000.00
		A-4CP Note Pool Factor		1.0000000	1.0000000

	vi	B Note Balance	78442GEL6	$60,700,000.00	$60,700,000.00
		B Note Pool Factor		1.0000000	1.0000000

G	Reserve Account Reconciliation
	i	Beginning of Period Balance			$3,258,646.17
	ii	Deposits to correct Shortfall			$—
	iii	Deposits from Excess Servicing			$2,090,459.51

	iv	Total Reserve Account Balance Available			$5,349,105.68
	v	Required Reserve Account Balance			$2,908,496.91

	vi	Shortfall Carried to Next Period			$—
	vii	Excess Reserve – Release to Certificateholder			$2,440,608.77
	viii	Ending Reserve Account Balance			$2,908,496.91

XI. 2002-6 Historical Pool Information

							2003	2002
			9/1/04-11/30/04	6/1/04-8/31/04	3/1/04-5/31/04	12/1/03-2/29/04	12/1/02-11/30/03	11/05/02-11/30/02
Beginning Student Loan Portfolio Balance			$1,265,138,133.02	$1,398,582,285.65	$1,447,145,426.61	$1,585,378,440.83	$1,925,930,417.36	$1,961,617,208.92

	Student Loan Principal Activity
	i	Regular Principal Collections	$133,912,211.88	$132,660,415.13	$47,764,593.23	$138,733,984.43	$308,125,522.87	$20,391,329.39
	ii	Principal Collections from Guarantor	6,918,487.13	6,329,093.90	3,783,281.92	4,459,689.43	$12,134,347.12	102,005.25
	iii	Principal Reimbursements	134,598.36	203,624.73	193,538.88	171,163.57	$44,057,230.07	16,834,581.33
	iv	Other System Adjustments	—	—	—	—	—	—

	v	Total Principal Collections	$140,965,297.37	$139,193,133.76	$51,741,414.03	$143,364,837.43	$364,317,100.06	$37,327,915.97
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$119,751.89	$116,396.61	$59,415.19	$53,031.70	$1,396,085.36	$642,089.44
	ii	Capitalized Interest	(11,572,927.71)	(5,865,377.73)	(3,237,688.26)	(5,184,854.91)	(25,161,208.89)	(2,283,213.85)

	iii	Total Non-Cash Principal Activity	$(11,453,175.82)	$(5,748,981.12)	$(3,178,273.07)	$(5,131,823.21)	$(23,765,123.53)	$(1,641,124.41)

(-)	Total Student Loan Principal Activity		$129,512,121.55	$133,444,152.64	$48,563,140.96	$138,233,014.22	$340,551,976.53	$35,686,791.56

	Student Loan Interest Activity
	i	Regular Interest Collections	$5,722,385.24	$4,639,556.71	$3,076,024.97	$4,427,533.39	$17,286,507.57	$2,529,714.25
	ii	Interest Claims Received from Guarantors	166,712.55	145,396.12	77,486.64	107,577.91	$378,294.93	596.61
	iii	Collection Fees/Returned Items	39,492.84	36,149.59	31,144.48	23,311.76	$54,179.38	1,736.24
	iv	Late Fee Reimbursements	147,984.99	167,929.92	137,431.86	139,921.96	$402,986.21	65,549.95
	v	Interest Reimbursements	85,909.26	594,387.49	837,360.27	22,821.38	$1,251,432.65	253,867.48
	vi	Other System Adjustments	—	—	—	—	$—	—
	vii	Special Allowance Payments	2,067,439.45	555,246.63	56,565.34	96,851.26	$87,887.41	—
	viii	Subsidy Payments	2,525,730.82	2,864,062.68	3,093,988.08	3,682,136.81	22,778,596.05	—

	ix	Total Interest Collections	$10,755,655.15	$9,002,729.14	$7,310,001.64	$8,500,154.47	$42,239,884.20	$2,851,464.53
	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$3,265.20	$1,240.90	$1,434.60	$568.17	$(1,115,753.29)	$(499,114.44)
	ii	Capitalized Interest	11,572,927.71	5,865,377.73	3,237,688.26	5,184,854.91	25,161,208.89	2,283,213.85

	iii	Total Non-Cash Interest Adjustments	$11,576,192.91	$5,866,618.63	$3,239,122.86	$5,185,423.08	$24,045,455.60	$1,784,099.41

	Total Student Loan Interest Activity		$22,331,848.06	$14,869,347.77	$10,549,124.50	$13,685,577.55	$66,285,339.80	$4,635,563.94
(=)	Ending Student Loan Portfolio Balance		$1,135,626,011.47	$1,265,138,133.02	$1,398,582,285.65	$1,447,145,426.61	$1,585,378,440.83	$1,925,930,417.36
(+)	Interest to be Capitalized		$27,772,751.70	$38,320,336.39	$41,892,887.26	$41,181,483.93	$42,677,455.40	$45,305,709.59

(=)	TOTAL POOL		$1,163,398,763.17	$1,303,458,469.40	$1,440,475,172.91	$1,488,326,910.54	$1,628,055,896.23	$1,971,236,126.95

(+)	Reserve Account Balance		$2,908,496.91	$3,258,646.17	$3,601,187.93	$3,720,817.28	$4,070,139.74	$4,928,090.32

(=)	Total Adjusted Pool		$1,166,307,260.08	$1,306,717,115.57	$1,444,076,360.84	$1,492,047,727.82	$1,632,126,035.97	$1,976,164,217.27

XII. 2002-6 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *

Dec-02	$1,971,236,127	6.18%
Mar-03	$1,924,631,663	7.46%
Jun-03	$1,883,696,847	7.56%
Sep-03	$1,782,179,555	10.59%
Dec-03	$1,628,055,896	14.69%
Mar-04	$1,488,326,911	16.98%
Jun-04	$1,440,475,173	15.80%
Sep-04	$1,303,458,469	17.68%
Dec-04	$1,163,398,763	19.57%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.